UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

DOCUMENT SECURITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY		14614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable
(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2008, the shareholders (the “Shareholders”) of Document Security Systems, Inc. (the “Registrant”) voted to approve an amendment to the Document Security Systems, Inc. 2004 Employee Stock Option Plan that increased the number of shares of the Company’s Common Stock available for the grant of awards thereunder by an additional 500,000.

On May 1, 2008, the Shareholders also voted to approve an amendment to the Document Security Systems, Inc. 2004 Non-Executive Director Stock Option Plan (together with the Registrant’s 2004 Employee Stock Option Plan, the “Plans”) that increased the number of shares of the Registrant’s Common Stock available for the grant of awards thereunder by an additional 100,000 and increased the number of stock options awarded to non-employee directors each year.

The Registrant cannot currently determine the benefits, if any, to be paid under the Plans in the future to the officers or directors of the Company, other than as described in the Plans.

The Plans are described in detail in the Registrant’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2008 (the “Proxy”), which descriptions are incorporated by reference herein. The description of the Plans set forth above is qualified in its entirety by reference to the full text of the Plans, which are attached as Exhibits A and B to the Proxy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: May 7, 2008	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer